SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: May 11, 2015

MercadoLibre, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Arias 3751, 7th Floor

Buenos Aires, C1430CRG, Argentina
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: 011-54-11-4640-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In connection with the payment of any awards payable in stock in 2015 under the MercadoLibre, Inc.’s (the “Company”) discretionary annual incentive bonus programs and the Company’s amended and restated 2009 LTRP, 2010 LTRP, 2011 LTRP, 2012 LTRP 2013 and 2014 LTRP (the “2015 Award Payments”) and in order to mitigate any dilutive impact such issuance of stock may have on existing stockholders, the board of directors of the Company (the “Board”) determined that it is advisable and in the Company’s best interest to authorize the Company to repurchase shares of the Company’s common stock up to the aggregate amount of shares that will be issued as payment (all or in part) of the 2015 Award Payments, which is equivalent to $2,713,123.00.  The timing of the repurchases will depend on certain factors, including but not limited to, market conditions and prices, the Company’s liquidity requirements and alternative uses of capital.  The repurchase program, which was approved by the Board, may be carried out through open-market purchases, including block trades, and will be conducted in accordance with the safe harbor provisions set forth in Rule 10b-18 under the Securities Exchange Act of 1934, as amended.  Any repurchased shares will be available for general corporate purposes, including the funding of the 2015 Award Payments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC. (Registrant)
Date: May 11, 2015	By:	/s/ Pedro Arnt
Pedro Arnt
Executive Vice President and Chief Financial Officer